                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             TALTON HOLDINGS, INC.


  TALTON HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

  FIRST: The original Certificate of Incorporation of Talton Holdings, Inc. was filed with the Secretary of State of Delaware on November 12, 1996.

  SECOND: The Restated Certificate of Incorporation of Talton Holdings, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Restated Certificate of Incorporation, as so amended, by written consent.

  THIRD: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

  IN WITNESS WHEREOF, Talton Holdings, Inc. has caused this Certificate to be signed by the President and the Secretary this 20th day of December, 1996.


                                  TALTON HOLDINGS, INC.


                                  By: /s/ JOSEPH P. URSO
                                     -----------------------
                                     Joseph P. Urso
                                     President


ATTEST:

By:  /s/ TODD W. FOLLMER
   --------------------------
   Todd W. Follmer
   Assistant Secretary

                                   EXHIBIT A
                                   ---------

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             TALTON HOLDINGS, INC.


  FIRST: The name of this Corporation (hereinafter called the or this "Corporation") is TALTON HOLDINGS, INC.

  SECOND: The address of the registered office of this Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of the registered agent of this Corporation in the State of Delaware at such address is CORPORATION SERVICE COMPANY.

  THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH:

  A. The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares (the "Capital Stock") of which 50,000 shares shall be common stock, par value $0.01 per share (the "Common Stock"), and 50,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"). The Common Stock shall be divided into two classes. The first class shall consist of 49,600 shares and is designated Class A Common Stock ("Class A Common"). The second class shall consist of 400 shares and is designated Class B Common Stock ("Class B Common"). The Preferred Stock shall be divided into two classes. The first class shall consist of 6,000 shares and is designated Senior Preferred Stock ("Senior Preferred"). The second class shall consist of 44,000 shares and is designated Junior Preferred Stock ("Junior Preferred").

  B. The Junior Preferred may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such series adopted unanimously by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to unanimously adopt any such resolution or resolutions, subject to the provisions of this Certificate.

    C. The powers, preferences, rights, restrictions, and other matters relating to the Class A Common, Class B Common and Senior Preferred are as follows:

1.  DIVIDENDS

    The holders of the Senior Preferred shall be entitled to receive dividends at the rate of $80.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, respectively, payable quarterly out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be cumulative. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $80.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Senior Preferred shall have been paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remain unpaid. Except for the fact that the dividends shall be cumulative, no further right shall accrue to holders of shares of Senior Preferred in the event that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

2.  LIQUIDATION PREFERENCE

    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Senior Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1,000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to all accrued or declared but unpaid dividends on such share for each share of Senior Preferred then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Senior Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Senior Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

    (b) Subject to Sections 6 (c) and (d) below, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and subject to the payment in full of the liquidation preferences with respect to the Senior Preferred as provided in subparagraph (a) of this Section and any preference established by the Board of Directors with respect to the Junior Preferred, the holders of the Class A Common shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Class B Common by reason of their ownership thereof, the amount of $1,000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Class A Common then held by them. Subject to the payment in full of the liquidation preferences with respect to the Senior Preferred as provided in subparagraph (a) of this Section and any preference established by the Board of Directors with respect to the Junior Preferred, if upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class A Common shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Class A Common in proportion to the number of shares of Class A Common then held by them.

    (c) Subject to any preference established by the Board of Directors with respect to the Junior Preferred, after payment to the holders of the Senior Preferred and the Class A Common of the amounts set forth in Sections (a) and
(b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of both classes of the Common Stock in proportion to the number of shares of both classes of the Common Stock then held by them.

    (d) Whenever the distribution provided by or pursuant to this Section shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

3.  WARRANT RIGHTS TO CLASS B COMMON

    The persons or entities who become holders of the Class B Stock in connection with the initial issuance of Class B Common on or about December 27, 1996 shall also be issued warrants to purchase Class A Common upon terms to be established by the Board of Directors.

4.  REDEMPTION

    (a) Upon the occurrence of a Major Event (hereinafter defined in Section 4(d) below), this Corporation shall redeem the Senior Preferred from any source of funds legally available therefor, after repayments required under the terms of the Corporation's then outstanding debt facilities, unless prior to the Redemption Date (hereinafter defined) the holders thereof elected to convert the shares of Senior Preferred as provided in Section 6(a) below. Such redemption shall occur on the date (the "Redemption Date") upon which the Major Event is consummated. The Corporation shall effect such redemption on the Redemption Date by paying in cash in redemption of the shares of Senior

Preferred to be redeemed a sum equal to $1,000 per share of Senior Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to all declared or accrued but unpaid dividends on such shares ("Redemption Price").

    (b) Prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Senior Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except in the event such holder has previously converted his shares (as provided in Section 6(a) below), on or after the Redemption Date, each holder of Senior Preferred called for redemption shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

    (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Senior Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Senior Preferred on the Redemption Date are insufficient to redeem the total number of shares of Senior Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Senior Preferred. The shares of Senior Preferred not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Senior Preferred such funds will promptly be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

    (d) For purposes hereof, Major Event shall mean: (i) a sale of all or substantially all of the assets of the Corporation, or (ii) a registered public offering under the

Securities Act of 1933, as amended, of equity interests in the Corporation which public offering is made pursuant to a registration statement on Form S-1 or a successor form and which yields gross proceeds to the Corporation of at least $20,000,000, and for purposes of this Section 4 only, Major Event shall also mean (subject to the terms and conditions set forth in that certain Shareholders Agreement (the "Shareholders Agreement"), dated as of December 27, 1996, by and among the Corporation and all its shareholders and warrant holders, which such provisions are hereby incorporated herein by reference):

          (i) A holder or a certain group of holders owning Common Stock representing sixty percent (60%) or more of the total amount of the outstanding Common Stock plus In the Money Warrants (as defined below), proposes to transfer all of its or their Common Stock to any third party who is not a holder or an Affiliate (as defined in Section 5 below) of a holder (each, a "Drag-Along Group"), and the Drag Along Group exercises the right to require all other holders (the "Compelled Holders") to sell to the third party all of their Capital Stock subject to and in accordance with the terms and conditions set forth in the Shareholders Agreement.

          (ii) A third party offer (the terms and conditions thereof to be set forth in the Shareholders Agreement) is extended contemplating the acquisition of seventy-five percent (75%) or more of all outstanding Common Stock and all In the Money Warrants, and a holder or a group of holders (as such groups are defined in the Shareholders Agreement) owning Common Stock representing seventy-five percent (75%) or more of the outstanding Common Stock plus In the Money Warrants proposes to accept such Third Party Offer (again, each a "Drag-Along Group"); and the Drag Along Group exercises the
                     ----------------
     right to require all holders of Common Stock and In the Money Warrants (which for purposes of this Section shall include the Drag Along Group) (the "Compelled Holders") to sell to the third party their outstanding
           ------------------
     Common Stock and In the Money Warrants in accordance with such third party offer subject to and in accordance with the terms and conditions set forth in the Shareholders Agreement. For purposes of this Section, "In the Money Warrants" shall refer to Warrants having a strike price less than the per share price at which the third party proposes to purchase the Common Stock.

5.   VOTING RIGHTS AND POWERS

     Each holder of Class A Common shall be entitled to one (1) vote for each share of Class A Common held. Each holder of Class B Common shall be entitled to four (4) votes for each share of Class B Common held. The Senior Preferred shall be non-voting.

     Except as otherwise provided in this Certificate, the number of directors constituting the entire Board of Directors shall be not less than 2 nor more than 11 as fixed from time to time by vote of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided, further, that the number of directors constituting the entire Board of Directors initially shall be 2 and such directors shall be Joseph P. Urso and Todd W. Follmer until their successors have been duly elected as provided in this Certificate and the Shareholders Agreement.

    Immediately following the consummation of the Corporation's senior secured debt financing and subordinated debt financing anticipated to occur on or about December 27, 1996 (the "Acquisition Financing"), the authorized number of
                        ---------------------
members of the Board of Directors shall initially consist of eleven (11) directors or such number as unanimously agreed to by the Board of Directors and as provided in this Certificate and the Shareholders Agreement. The following procedure will be utilized with respect to the election of certain directors and the voting power of each director (capitalized terms shall have the meaning set forth in this Certificate):

    Class A/B Directors.  Immediately following the consummation of the
    -------------------
Acquisition Financing, the holders of Class A Common and the holders of Class B Common, collectively, shall be entitled to elect six (6) directors (the "Class
                                                                         -----
A/B Directors"), subject to and in the manner provided in this Certificate and
-------------
the Shareholders Agreement. Each Class A/B Director shall have one (1) vote on any matter voted on by the Board of Directors.

    Class B Directors.  Immediately following the consummation of the
    -----------------
Acquisition Financing, the holders of Class B Common shall be entitled exclusively to elect five (5) directors (the "Class B Directors"), subject to
                                              -----------------
and in the manner provided in this Certificate and the Shareholders Agreement. Pursuant to the Shareholders Agreement, the holders of Class B Common have designated the EUFCC Holders (defined below) to vote their shares of Class B Common in connection with the election of Class B Directors. The Class B Directors shall be entitled to the number of votes, or fraction thereof, hereinafter set forth.

    Voting Powers of Certain Directors When Ownership of Less Than a Certain
    ------------------------------------------------------------------------
Percentage of Shares Occurs With Respect to Certain Shareholders.  At the time
----------------------------------------------------------------
the EUFCC Holders and the Onyx Holders (defined below) collectively shall own less than ten percent (10%) of all outstanding Common Stock, the holders of Class B Common shall have the exclusive right to elect only three (3) directors who shall have the voting powers described below in this Section 5 and the holders of Class A Common and the holders of Class B Common, collectively, shall acquire the right to elect one (1) additional Class A/B Director (for a total of 7) with one (1) full vote so as to maintain the total number of votes entitled to be cast by members of the Board of Directors at nine (9) (and the authorized number of members of the Board of Directors shall be reduced to ten (10)), all subject to and in the manner provided in the Shareholders Agreement. At the time the EUFCC Holders and the Onyx Holders collectively shall own less than seven and one-half percent (7.5%) of the outstanding Common Stock, the holders of Class B Common shall have the exclusive right to elect one (1) director who shall have the voting powers described below in this Section 5, and the holders of Class A Common and the holders of Class B Common, collectively, shall acquire the right to elect one (1) additional Class A/B Director (for a total of 8) with one (1) full vote so as to maintain the total number of votes entitled to be cast by members of the Board of Directors at nine (9) (and the authorized number of members of the Board of Directors shall be reduced to nine (9)), all subject to and in the manner provided in the Shareholders Agreement. At the time the EUFCC Holders and the Onyx Holders collectively shall own less than five percent (5%) of the outstanding Common Stock, the Holders of Class B Common shall have no further right to elect any directors and the holders of Class A Common and the holders of Class B Common, collectively, shall acquire the right to elect one (1) additional Class A/B Director with one (1) full vote so as to maintain the total number of votes entitled to be case by members of the Board of Directors at nine (9) (and the authorized number of members of the Board of Directors shall remain at nine (9)), all subject to and in the manner provided in the Shareholders Agreement. Whenever the number of directors that the holders of Class B Common have a right to elect is reduced pursuant to this
Section 5, the number of directors constituting the Board of Directors shall automatically and immediately be reduced therewith and the holders of Class B Common shall determine which directors shall continue and the directorships which shall be terminated. In determining the percentage of ownership of outstanding Common Stock owned by of the EUFCC Holders and the Onyx Holders for purposes of this Section 5, the Class B Common held by them will be deemed to have been converted into the appropriate number of shares of Class A Common as provided in this Certificate, provided, however, that if one of the Class B Directors is not also a principal owing 30% or more of the shares of Onyx Partners, Inc. as provided in the Shareholders Agreement, then the Common Stock owned by the Onyx Holders shall not be considered in calculating the percentages pursuant to this Paragraph. As used in this Certificate, the following terms shall have the meanings hereinafter set forth:

    "AFFILIATE" with respect to any Person shall mean (a) any other Person that
     ---------
directly, or indirectly, through one or more intermediaries, Controls, or is Controlled by, or under common Control with such Person, (b) any director, officer, or partner of such Person, or (c) any father, mother, brother, sister or descendant of such Person. For purposes of this definition, none of the EUFCC Holders, Talton Holders, CIBC or any of their respective Affiliates shall be deemed to be an Affiliate of the Corporation. As used in this definition, Control means with respect to any Person the ability to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. As used herein, Talton Holders means Julius E.

Talton, Sr., Julius E. Talton, Jr., James E. Lumpkin, and their respective Affiliates, and CIBC means CIBC Wood Gundy Ventures, Inc., and its Affiliates.

    "EUFCC HOLDERS" shall mean Gregg L. Engles, Todd W. Follmer, Joseph P.
     -------------
Urso, and their respective Affiliates.

    "ONYX HOLDERS" means Onyx Talton Partners, L.P. and Sachs Investment
     ------------
Partners and their respective Affiliates.

    "PERSON" means an individual, partnership, corporation, limited liability
     ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

    Class B - Designation of Directors and Number of Votes.  For so long as the
    ------------------------------------------------------
holders of Class B Common shall have the right under this Certificate and the Shareholders Agreement to elect five (5) Class B Directors, each Class B director elected by the holders of Class B Common shall have a 0.6 director vote on any matter voted on by the Board of Directors (thus, the Class B Directors would have a combined three (3) director votes, or 0.6 x 5 = 3). For so long as the holders of Class B Common shall have the right under this Certificate and the Shareholders Agreement to elect three (3) Class B Directors, each Class B Director shall have a 0.667 director vote on any matter voted on by the Board of Directors (thus, the Class B Directors would have a combined two (2) director votes, or 0.667 x 3 = 2). For so long as the holders of Class B Common shall have the right under this Certificate and the Shareholders Agreement to elect one (1) Class B Director, such Class B Director shall have one (1) vote on any matter voted on by the Board of Directors. Upon the conversion of the Class B Common into Class A Common, each director thereafter elected by the holders of Class A Common shall be entitled to one (1) vote and the election of such directors shall be governed by the Shareholders Agreement.

6.  CONVERSION

    (a)  Right to Convert Senior Preferred.  Each share of Senior Preferred
         ---------------------------------
shall be convertible into 0.08505 fully paid and nonassessable shares of Class A Common (as adjusted as provided below), at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the Redemption Date, at the office of the Corporation or any transfer agent for such stock.

    (b) Mechanics of Conversion of Senior Preferred.
        -------------------------------------------

       (i) Before any holder of Senior Preferred shall be entitled to convert the same into shares of Class A Common, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Class A Common to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Senior Preferred, a certificate or certificates for the number of shares of Class A Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Senior Preferred to be converted, and the person or person entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

       (ii) If the conversion is in connection with a Major Event, the conversion may, at the option of any holder tendering shares of Senior Preferred for conversion, be conditioned upon the closing of the Major Event, in which event the person(s) entitled to receive the Class A Common upon conversion of the Senior Preferred shall not be deemed to have converted such Senior Preferred until immediately prior to the closing of such Major Event.

    (c) Automatic Conversion of Class B Common.  In connection with the
        --------------------------------------
consummation of a Major Event, each share of Class B Common shall automatically (without any action on the part of the Corporation or any holder) be converted into four (4) fully paid and nonassessable shares of Class A Common (as adjusted as provided below). Upon the automatic conversion of the Class B Common, Class A Common shall not have the liquidation preference provided for in Section 2 above.

    (d) Optional Conversion of Class B Common.  In the event any additional
        -------------------------------------
shares of Class A Common are issued after the consummation of the Acquisition Financing, all shares of Class B Common may, at the election of the holders of a majority of the outstanding Class B Common shares, be converted into four (4) fully paid and nonassessable shares of Class A Common for each share of Class B Common (as adjusted as provided below). Upon the conversion of the Class B Common as provided herein, Class A Common shall not have the liquidation preference provided for in Section 2 above.

    (e) Adjustments.  In the event that this Corporation at any time or from
        -----------
time to time after the consummation of the Acquisition Financing, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Class A Common into which Senior Preferred and Class B Common may be converted (as set forth above) which is in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate to reflect such event. In the event that this Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

    (f) Adjustments for Reclassification and Reorganization.  If the Class A
        ---------------------------------------------------
Common issuable upon conversion of the Senior Preferred or Class B Common shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than by reason of a Major Event), the number of shares of Class A Common into which Senior Preferred and Class B Common may be converted (as set forth above) which is then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Senior Preferred and Class B Common shall be convertible into, in lieu of the number of shares of Class A Common which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Class A Common that would have been subject to receipt by the holders upon conversion of the Senior Preferred or Class B Common immediately before that change.

    (g) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at
        ---------------------------------------------
all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of effecting the conversion of the shares of the Senior Preferred and Class B Common, such number of its shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Senior Preferred and Class B Common; and if at any time the number of authorized but unissued shares of Class A Common shall not be sufficient to effect the conversion of all then outstanding shares of the Senior Preferred and Class B Common, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

7.  RESTRICTIONS AND LIMITATIONS

    (a) In addition to any other vote required by law, the affirmative vote of the holders of 75% of the affected class of Preferred Stock shall be required to amend this Certificate if such amendment would change any of the rights, powers, preferences or privileges provided for herein for the benefit of any shares of such class of Preferred Stock. Additionally, in addition to any other vote required by law, the affirmative vote of the holders of 75% of the Class A Common shall be required to amend this Certificate if such amendment would change any of the rights, powers, preferences or privileges provided for herein for the benefit of any shares of Class A Common.

    (b) In addition to any other vote required by law, the affirmative vote of the holders of at least 66-2/3% of the Common Stock shall be required to effect a merger, consolidation or reorganization of the Corporation, or the sale of all or substantially all of the assets of the Corporation, or to amend, repeal or otherwise alter the Bylaws.

    (c) Any action required or permitted to be taken at any annual or special meeting of the holders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of 75% or more of the outstanding Common Stock and shall be delivered (by hand) or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of minutes of holders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders who have not consented in writing.

8.  INCREASING COMMON STOCK

    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the Common Stock of the Corporation.

    FIFTH:

    (a) The business and affairs of the Corporation shall be managed by a Board of Directors.

    (b) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, both before and after receipt of any payment for any of the Corporation's capital stock, by the affirmative vote of the members having 75% or more of all director votes, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the Bylaws.

    SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

    SEVENTH: The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

    EIGHTH: A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.